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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders
Fast Associates Pte. Ltd.
(Incorporated in the Republic of Singapore)


As independent public accountants, we hereby consent to the use of our report dated June 3, 1997 for the year ended December 31, 1996, in Consilium,
Inc.'s Form 8-K/A dated October 15, 1997.


                                 /s/ Kang & Khoo Certified Public Accountants
                                 KANG & KHOO CERTIFIED PUBLIC ACCOUNTANTS



Singapore
October 13, 1997